Articles of Corporation for:

             Surforama.com Portal Services, Inc.

                        Co-founders Resolution

Let it be resolved that,

The Corporation shall always recognized the two co-founders, Mr.
Edward Yau and Mr. Mike Hanson as both co-founders and equal partners, each controlling 50% of the Corporations' shares at the time of Incorporation.

The co-founders having majority control, elect themselves and themselves and themselves only to the Board of Directors.

Mr. Edward Yau co-founder and director, will assume the role of President.

Mr. Mike Hanson co-founder and director, will assume the role of Vice President.

Any dilution or transfer of shares will be subject to approval at a later date, by the Board of Directors.

Any future appointment of officers and/or directors, will be subject to approval by the Board of Directors.

Any and all banking transactions, business contracts, and company related agreements, including cheques, bank transfers, all contracts, and any matters related to future employees, must be approved and jointly by Mr. Edward Yau and Mr. Mike Hanson.


Approved, this day the 9th of August, 1999.



/s/ Edward Yau                          /s/ Mike Hanson

______________________________	    _________________________________
        Edward Yau                                Mike Hanson

Articles of Incorporation:

              Surforama Portal Services, Inc.

                             Schedule II

                        Additional Provisions

(a) The number of shareholders in the Corporation, exclusive of employees and former employees who, while employed by the Corporation were, and following the termination of that employment, continue to be, shareholders of the Corporation, is limited to not more than fifty, two or more persons who are the joint registered holders of one or more shares being counted as one shareholder.

(b) Any invitation to the public to subscribe for securities of the Corporation is prohibited.

(c) If authorized by a by-law which is duly made by the Board of Directors and confirmed by ordinary resolution of the shareholders, the directors of the Corporation may from time to time:

   i.  borrow money upon the credit of the Corporation:
  ii. issue, reissue, sell or pledge debt obligations of the Corporation; and
 iii. mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired to secure any debt obligation of the Corporation.

(d) The Board of Directors may appoint one or more directors, who shall hold office for a term expiring not later than the close of the next annual general meeting of shareholders, but the total number of directors so appointed may not exceed one third of the of directors elected at the previous annual general meeting of shareholders.


Approved by the board of directors, dated this the 9th day of August, 1999.


/s/ Mike Hanson                     /s/ Edward Yau

_____________________________       ______________________________
        Mike Hanson                          Edward Yau

Articles of Corporation for:


                  Surforama.com Portal Services, Inc.


                              Schedule I


Share Transfer Resolution


The right to transfer shares of the Corporation shall be restricted in that no shareholder or director shall be entitled to transfer any share or shares of the Corporation without the approval of the co-founders, Mr. Edward Yau and Mr. Mike Hanson.

Approval, meaning in this case, signed approval requiring both signatures from the co-founders, Mr. Mike Hanson and Mr. Edward Yau.



Approved by the board of directors, dated this the 9th day of August, 1999.


/s/ Mike Hanson                     /s/ Edward Yau

_____________________________       ______________________________
        Mike Hanson                          Edward Yau

Industry Canada                    FORM 1
                          ARTICLE OF INCORPORATION
Canada Business                 (SECTION 6)
Corporations Act

1 - Name of Corporation
Surforama.com Portal Services, Inc.

2 - The place in Canada where the registered office is to be situated Vancouver, British Columbia

3 - The classes and any maximum number of shares that the corporation is authorized to issue

An unlimited number of common shares.

4 - Restrictions, if any, on share transfers

See Attached Schedule I

5 - Number (or minimum and maximum number) of directors minimum 2, maximum 10

6 - Restrictions, if any, on the business the corporation my carry on None

7 - Other provisions, if any

See Attached Schedule II

8 - Incorporators - Fondateurs

Name(s)             Address (include postal code)      Signature

Edward Yau          12191 McNeely Drive                /s/ Edward Yau
                    Richmond, BC V6V 2S1

Mike Hanson         105 - 1010 W. 42nd Ave,             /s/ Mike Hanson
                    Vancouver, BC V6M 2A8

FOR DEPARTMENTAL USE ONLY
Corporation No. - 365023-5           Filed    AUG 16 1999

IC 3419 (5/95)                                    Canada

Industry Canada

Certificate
Of Incorporation

Canada Business
Corporations Act


Surforama.com Portal Services, Inc.             365023-5
_______________________________             ________________________________
Name of Corporation                         Corporation Number

I hereby certify that the above-named
Corporation, the articles of incorporation of Which are attached, was incorporated under The Canada Business Corporations Act


/s/                                       August 10, 1999
Director                                 Date of Incorporation